Exhibit 99.1 JELD-WEN, Inc. 2645 Silver Crescent Drive, Charlotte, NC 28273 USA www.jeld-wen.com JELD-WEN Names William J. Christensen Chief Executive Officer Interim CEO Kevin C. Lilly is appointed EVP, Global Transformation FOR IMMEDIATE RELEASE Charlotte, N.C., December 15, 2022 -- JELD-WEN Holding, Inc. (NYSE: JELD), a leading global manufacturer of building products, today announced William (Bill) J. Christensen, 49, is appointed chief executive officer effective immediately. In conjunction with his appointment as CEO, Christensen also joins the JELD-WEN board as a director. Christensen joined the company in April 2022 as executive vice president and president of JELD-WEN Europe. “After an extensive search process with many highly qualified candidates, we are confident that Bill is the right leader to drive JELD-WEN forward at this important time for the company,” said David G. Nord, chair of the JELD-WEN board of directors. “Bill’s understanding of our organization, prior CEO experience in the building products industry and proven ability to lead transformation in global manufacturing businesses make him the right choice. We look forward to working with Bill as we continue to simplify and streamline the company to better compete in the markets we serve and drive more value for our customers, employees and shareholders.” “I’m honored to take on the role as JELD-WEN’s CEO at a pivotal time in the company’s history,” said Christensen. “I’m confident in JELD-WEN’s future and look forward to working closely with the board of directors, the senior management team and our global associates to deliver profitable growth and increased value to our stakeholders.” Kevin C. Lilly, who served as interim CEO, will assume the role of executive vice president, global transformation. In this new role, Lilly will lead enterprise transformation initiatives. In addition, he will provide executive oversight for JELD-WEN Europe and continue to have responsibility for the global information technology organization. Nord continued, “I want to thank Kevin for his outstanding leadership of the company over the past several months. He has consistently demonstrated an ability to drive change while improving execution across the business and will continue to be an important leader within our organization. With the senior leadership changes we’ve made this year, culminating with the appointment of Bill as CEO, we are positioning JELD-WEN to deliver on its full potential.” About William (Bill) J. Christensen Christensen joined JELD-WEN in 2022 after serving as CEO and group executive board chair of REHAU AG, a Swiss-based global manufacturer with more than €3.0 billion in sales and approximately 20,000 employees. During his tenure at REHAU AG, he architected a multi-million-dollar transformation to improve profitability that included restructuring, selling non-core businesses, streamlining production assets and defining strategic growth priorities.

Prior to joining REHAU AG, Christensen was CEO of Arbonia AG, a Swiss-based global building products manufacturer. In addition, he spent 10 years at Geberit International AG, a global plumbing manufacturer, in several executive roles including group executive board member and head of international sales, as well as president and CEO of The Chicago Faucets Company. He also served in various finance and business development roles at J.P. Morgan Securities and Rieter Automotive Systems. Christensen has a bachelor’s degree in economics from Rollins College and an MBA from the University of Chicago’s Booth School of Business. He has served on the board of directors at VELUX A/S since 2021. About JELD-WEN Holding, Inc. Headquartered in Charlotte, N.C., JELD-WEN is a leading global manufacturer of high-performance interior and exterior building products, offering one of the broadest selections of windows, interior and exterior doors, and wall systems. JELD-WEN delivers a differentiated customer experience, providing construction professionals with durable, energy-efficient products and labor-saving services that help them maximize productivity and create beautiful, secure spaces for all to enjoy. The JELD-WEN team is driven by innovation and committed to creating safe, sustainable environments for customers, associates and local communities. The JELD-WEN family of brands includes JELD-WEN® worldwide; LaCantina™ and VPI™ in North America; Swedoor® and DANA® in Europe; and Corinthian®, Stegbar® and Breezway® in Australia. Forward-Looking Statements Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements by our chairperson and statements regarding our ability to execute on our plans, market potential and our expectations, beliefs, plans, objectives, prospects, or other future events. Forward-looking statements are generally identified by our use of forward-looking terminology such as “believe,” “continue,” or “potential,” or the negative thereof or other variations thereon or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates, and projections of our management. Although we believe that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond our control that could cause actual outcomes and results to be materially different from those indicated in such statements. Risks and uncertainties that could cause actual results to differ materially from such statements include the factors discussed in our Annual Reports on Form 10-K and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release. Media Contact: JELD-WEN Holding, Inc. Colleen Penhall Vice President, Corporate Communications 980-322-2681 cpenhall@jeldwen.com Investor Relations Contact: JELD-WEN Holding, Inc. James Armstrong Vice President, Investor Relations 704-378-5731

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